Exhibit 21
SUBSIDIARIES OF STARBUCKS CORPORATION
The list below excludes certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under SEC rules as of September 30, 2018.

Entity Name	Organized Under the Laws of:
AmRest Coffee s.r.o.	Czech Republic
AmRest Coffee Sp. z o. o.	Poland
AmRest Kavezo Kft.	Hungary
Bay Bread LLC	Delaware
Beijing Starbucks Coffee Co., Ltd.	China
Chengdu Starbucks Coffee Company Limited	China
CHH Cafe LLC	Texas
CHH Holdings of Texas LLC	Texas
Coffee Concepts (Southern China) Limited	Hong Kong
Coffee House Holdings, Inc.	Washington
Conifer Ventures Limited	United Kingdom
Corporacion Starbucks Farmer Support Center Colombia	Colombia
Emerald City C.V.	Netherlands
Evolution Fresh, Inc.	Delaware
Farmer Support Center, Asociacion Civil	Mexico
Guangdong Starbucks Coffee Company Limited	China
High Grown Investment Group (Hong Kong) Ltd.	Hong Kong
Holding Company International Limited	United Kingdom
Hubei Starbucks Coffee Company Limited	China
Koffee Sirena LLC	Russia
North American Coffee Partnership	New York
Olympic Casualty Insurance Company	Vermont
Princi Global Limited	United Kingdom
Princi London Limited	United Kingdom
Princi Properties Limited	United Kingdom
Princi UK Limited	United Kingdom
Qingdao American Starbucks Coffee Company Limited	China
SBI Nevada, Inc.	Nevada
SCI Europe I, LLC	Washington
SCI Europe II, LLC	Washington
SCI Investment, Inc.	Washington
Seastar Colombia Supply Company S.A.S.	Colombia
Seattle Coffee Company	Georgia
Seattle’s Best Coffee LLC	Washington
Shanghai Starbucks Coffee Enterprise Co., Ltd.	China
Shaya Coffee Limited	Cyprus
Siren Retail Corporation	Washington
SR Holdings Corporation	Washington
SR2 Holdings Corporation	Washington
Starbucks (China) Company Limited	China
Starbucks (Shanghai) Coffee Company Limited	China
Starbucks (Shanghai) Supply Chain Co., Ltd.	China
Starbucks (Shanghai) Trade Company Limited	China
Starbucks AINI Coffee (Yunnan) Company Limited	China

Starbucks Asia Pacific Investment Holding II Limited	Hong Kong
Starbucks Asia Pacific Investment Holding III Limited	Hong Kong
Starbucks Asia Pacific Investment Holding Limited	Hong Kong
Starbucks Capital Asset Leasing Company, LLC	Delaware
Starbucks Card Europe Limited	United Kingdom
Starbucks Coffee (Cayman) Holdings Ltd.	Cayman Islands
Starbucks Coffee (Dalian) Company Limited	China
Starbucks Coffee (Liaoning) Company Limited	China
Starbucks Coffee (Shenzhen) Company Limited	China
Starbucks Coffee (Thailand) Co., Ltd.	Thailand
Starbucks Coffee Agronomy Company S.R.L.	Costa Rica
Starbucks Coffee Asia Pacific Limited	Hong Kong
Starbucks Coffee Austria GmbH	Austria
Starbucks Coffee Canada, Inc.	Canada
Starbucks Coffee Company (Australia) Pty Ltd	Australia
Starbucks Coffee Company (UK) Limited	United Kingdom
Starbucks Coffee Development (Yunnan) Company Limited	China
Starbucks Coffee EMEA B.V.	Netherlands
Starbucks Coffee France S.A.S.	France
Starbucks Coffee Holdings (UK) Limited	United Kingdom
Starbucks Coffee International, Inc.	Washington
Starbucks Coffee Japan, Ltd.	Japan
Starbucks Coffee Korea Co., Ltd.	South Korea
Starbucks Coffee Netherlands B.V.	Netherlands
Starbucks Coffee Switzerland GmbH	Switzerland
Starbucks Coffee Trading Company Sarl	Switzerland
Starbucks EMEA Holdings Ltd	United Kingdom
Starbucks EMEA Investment Ltd	United Kingdom
Starbucks EMEA Ltd	United Kingdom
Starbucks Farmer Support Center Rwanda Ltd	Rwanda
Starbucks Farmer Support Center Tanzania Limited	Tanzania
Starbucks Holding Company	Washington
Starbucks Holding Company Pte. Ltd.	Singapore
Starbucks International (Holdings) Ltd	United Kingdom
Starbucks Italy S.r.l.	Italy
Starbucks Manufacturing Corporation	Washington
Starbucks Manufacturing EMEA B.V.	Netherlands
Starbucks New Venture Company	Washington
Starbucks Singapore Investment Pte. Ltd.	Singapore
Starbucks Switzerland Austria Holdings B.V.	Netherlands
Starbucks Trading, G.K.	Japan
Tata Starbucks Private Limited	India
Teavana Puerto Rico, LLC	Delaware
The New French Bakery, Inc.	California
Torrefazione Italia LLC	Washington
Torz and Macatonia Limited	United Kingdom
Xi’an Starbucks Coffee Company Limited	China